<u>MEMBERSHIP INTEREST TRANSFER AGREEMENT</u>

This MEMBERSHIP INTEREST TRANSFER AGREEMENT (the "Agreement") is dated as of November 11, 2009 by and among **Stanford Holdings, LLC**, a Delaware limited liability company ("Grantor"); **Ephren W. Taylor, II** ("Taylor"); **Incoming, Inc.**, a Nevada corporation ("Grantee"); and **Pentrose, LLC**, a Florida limited liability company ("Pentrose").

Background

Grantor owns 100% of issued and outstanding membership interests of Pentrose (the "Grantor Interest"). Grantee, Incoming, Inc., desires to receive from Grantor, and Grantor desires to conditionally convey to Grantee, fifty percent (50.0%) of the Grantor Interest on the terms and subject to the conditions hereinafter set forth. That portion of the Grantor interests to be conveyed pursuant to the terms hereof are the "Transfer Interest."

It is intended that, immediately upon the execution and delivery hereof, the Grantor, Grantee and Pentrose will enter into an Operating Agreement for Pentrose ("Operating Agreement") which appropriately reflects certain terms of this Agreement. This Agreement and its exhibits, together with the Operating Agreement and the "Contribution Agreement" by and between the Freemans, Taylor, Incoming and Pentrose, shall be referred to collectively as the "Pentrose Agreements."

For the avoidance of doubt, Taylor, individually, is not a grantee under this Agreement and, by the terms hereof, shall not acquire interest in Pentrose. Taylor is, however, making a contribution of property to Pentrose on behalf of Grantee as consideration for the conveyance of the Transfer Interest, and the terms of such contribution are memorialized in the Contribution Agreement referenced above.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

<u>ARTICLE I</u>
TRANSFER OF INTEREST

Section 1.1. <u>Conditional Conveyance of Transfer Interest</u>.

(a) On the terms and subject to the conditions herein expressed and based on the representations, warranties and agreements contained herein, upon execution hereof, the Grantor Interest are to be conditionally conveyed by Grantor to Grantee so that Grantee shall own a fifty percent (50.0%) interest in Pentrose, subject to later dilution only as the parties may mutually agree.

(b) Grantee's and Taylor's agreement to the terms hereof (as their interests may appear) and their due execution of all of Pentrose Agreements (as evidenced by their signatures thereupon) are each and all express conditions precedent to Grantor's duty to convey the Transfer Interest, and the effect of any purported transfer, of the Transfer Interest.

(c) Taylor's: (i) contribution of works under the "Contribution Agreement"; and (ii) his performance of the Services resulting in substantially meeting the goals described in Exhibit A (the "Milestone Schedule") within a period of twenty four (24) months from the date hereof, are each and all express conditions to Grantee's retention of the Transfer Interest, the failure of which shall result in the Grantor's right to repurchase the Transfer Interest on terms set forth herein below.

(d) As a further and continuing condition subsequent, the failure of which shall inure to the Grantor the right to repurchase the Transfer Interest on terms set forth herein below, Taylor and if applicable, Grantee, shall keep their accounts with all of Grantor's affiliated entities current and in good standing. "Grantor's affiliated entities" means those entities in which Jason C. Freeman and/or Amanda Freemen own an interest of greater than 10%, including without limitation, TMH Telemedia Services, Inc. (the "Grantor Affiliates"), with which Taylor, and from time to time, Grantee, conduct business and incur payment obligations.

Section 1.2. Consideration. In consideration of the conveyance of the Transfer Interest to Grantee, Taylor shall contribute certain matter pursuant to the Contribution Agreement and shall perform the Services set forth on the Milestone Schedule. Taylor owns 250,000 shares of Grantee and has options to purchase 500,000 additional shares, and as such, the conveyance of the Transfer Interest by Grantor to Grantee will result in a direct benefit to Taylor increasing the value of his shares and his options in Grantee, and therefore is good and valuable consideration for Taylor's obligations under the Contribution Agreement and under this Agreement.

Section 1.3 Pentrose Operating Agreement. Upon conveyance of the Transfer Interest (or any portion thereof), Grantee shall have the rights and obligations of a member of Pentrose with respect to the interest transferred. Each member, manager and the interests transferred herein shall be governed by and subject to the terms and conditions of the Operating Agreement of Pentrose, LLC, and applicable laws and regulations.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Grantor. Grantor hereby covenants, represents, warrants, as of the date hereof, that:

(a) Title to Membership Interests. Grantor owns the Grantor Interest free and clear of all liens and encumbrances. The Grantor Interest are subject to no security interest, lien, claim, pledge, charge, option, commitment, restriction, equity or encumbrance of any kind whatsoever and are transferable pursuant to the Operating Agreement and none of such interests was issued in violation of any preemptive or other right. The Grantor is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or register for sale the Grantor Interest and there is no outstanding option, warrant or other right to subscribe for or to purchase, or contract, agreement or arrangement with respect to, the Grantor Interest.

(b) Title to and Condition of Properties and Assets. Grantor makes no representation or warranty as to the title or condition of the tangible properties and assets of Pentrose, which property and assets are negligible prior to the effectuation of the transaction contemplated by Pentrose Agreements.

(c) Financial Condition. Grantor has disclosed to Grantee that Pentrose has no operating or other assets. There are no Pentrose debts currently outstanding in excess of $500 (for any single debt) which Grantor has not made Grantee aware of prior to execution of this Agreement.

(d) Miscellaneous. There are no actions, suits, proceedings or investigations pending against Pentrose before any court or governmental agency (nor, to Pentrose's knowledge, is there any overt threat thereof). Pentrose is not in default under any agreement with any third party. The Pentrose has paid all franchise fees and local, state and federal taxes. The Pentrose is a limited liability company duly established and in good standing in the State of Florida.

Section 2.2 Grantee and Taylor. Grantee and Taylor, each as they appear below, covenants, represents, warrants, as of the date hereof, that:

(a) Legal Representation and Advice. Grantee and Taylor, each, has obtained independent legal counsel (or Grantee and Taylor, each, has had sufficient opportunity to obtain independent legal counsel and knowingly waives same) and carefully read and has been advised in the meaning of the terms of this Pentrose Agreements and fully understands the meaning of the terms in each such agreement to each of their complete satisfaction. Grantee and Taylor, each, understands that this Agreement grants to Grantor a right to repurchase the Transfer Interest upon certain uncured events of default by Taylor. Grantee and Taylor, each, further understands that the Operating Agreement provides members of Pentrose only very limited rights to affect its management, and that Jason C. Freeman is manager of Pentrose and he may only be removed from such position for cause, as defined by the Operating Agreement.

(b) Assumption of Risks. In provision of the Services and any other services or capital to Pentrose by Taylor, Grantee and Taylor, each, acknowledges and agrees that there exists the possibility of total loss of its investment in services and/or capital, regardless of whether such loss occurs due to recession, inflation, errors in business judgment, poor market conditions, unprofitability, presently unforeseen costs or risks, legal and/or regulatory changes or restrictions, competition, changed technology/obsolescence, or other causes which may reasonably be associated with ventures and investments of this type. Grantee and Taylor, each, acknowledging awareness and appreciation of all such risks, desires to proceed to enter this Agreement assuming all such risks.

(c) Experience in the Field. Taylor has been in the business of provision of books, tapes, CDs, Internet-based materials and materials in other media formats relating to or concerning financial success, career success, life success and/or religious inspiration or motivation (collectively "Taylor Works"). As such Taylor, and as a result, Grantee, each, understands and appreciates the particular competitive forces, risks and costs associated with efforts to successfully produce, distribute and market such works in various print, broadcast, Internet-based and other media.

(d) Access to Documents of Grantor. Grantee and Taylor, each, acknowledges its understanding that Pentrose has not engaged in profit-seeking activities to-date. As a result, Grantor nor Pentrose have any financial books and records of material consequence for Grantee to examine regarding Pentrose. Grantee has not been induced into this Agreement by any promises or predictions of future revenues, success, sales estimates, projections, or value of Pentrose's assets or the Transfer Interest, and Grantor has made no statement nor presented any projections predicting any such revenues or value. Grantee has had the opportunity to review all contracts and agreements of the Grantor, if any, and has received all material information concerning Pentrose and its present owners which it has requested.

(e) Securities Acknowledgments. Grantee enters this Agreement with the understanding that the offer to convey the Transfer Interest has not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act, with or by any agency under the Florida Act, or with or by any other state securities law administrator on the grounds, among others, that the conveyance and transfer contemplated herein is exempt from those registration requirements under Section 4(1) of the Securities Act of 1933 and Section 517.061 of the *Florida Statutes*, among other available exemptions, on the grounds, among others, that this is an isolated sale or offer made by the Grantor who is not the issuer, disposing of the interests for Grantor's own account, no public offering or solicitation has been made by Grantor. Grantee further understands that reliance by Grantor on such exemptions is partially based on Grantee's representations, warranties, acknowledgements, covenants and agreements set forth herein. Grantee also understands that no federal or state securities law administrator

has reviewed or approved any disclosure or other associated material concerning the Transfer Interest, this Agreement or any related matter, and Grantee acknowledges that its decision to acquire the Transfer Interest pursuant to this Agreement is of its own volition and has not been recommended by Grantor or by any federal or state securities law administrator.

(f) Non-Transferability of Interests. Grantee understands that the Transfer Interest are not readily transferable and that there is no present market for them. No assurance is given by anyone that an active and substantial public market will ever develop, or if developed, that it will be sustained. Grantee may not be able to readily liquidate the Transfer Interest in any event, and in such event, it bears the economic risk of its investment of services and/or capital to effectuate the acquisition thereof, indefinitely. Grantee also understands there are substantial restrictions on the sale and transfer of the Transfer Interest, and that subsequent sale or other transfer, where permitted, will require registration thereof with applicable federal and state securities law administrators and/or an opinion of counsel acceptable to Pentrose that any such transfer is exempt from such securities law requirements. Grantee further understands that legends indicating transfer restrictions and subjection to the Operating Agreement of Pentrose will be on any certificates issued to represent the Transfer Interest, which legends may be in the following form:

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE OPERATING AGREEMENT OF PENTROSE, LLC, (A FLORIDA LIMITED LIABILITY COMPANY) DATED ______________, 2009 (as may from time to time be amended), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(g) No Encumbrances. Grantee agrees not to offer, sell, hypothecate, pledge or otherwise transfer any of the Transfer Interest or any interest therein absent compliance with applicable federal and state securities laws and the referenced legend conditions and Grantee understands that neither it nor any other person, has any obligation to register any of Pentrose's Interest or to provide Grantee an opinion for the foregoing purposes.

(h) Right and Title to Contributed Property. Taylor has and owns good unencumbered title to all of the property he is to contribute under the Contribution Agreement and Pentrose shall receive all such property free and clear of claims, including but not limited to copyrights and/or pre-existing publishing rights claims, of

Taylor, Grantee or any third party. Grantee's contribution of the property under the Contribution Agreement shall not be in violation of the rights of any third party nor a breach of any preexisting agreement Grantee has with any third party.

(i) Authority. Grantee represents and warrants that it is a corporation in good standing in its state of incorporation and in all other states where it is required to register as a foreign corporation. Grantee further represents and warrants that its undersigned officer and director has been duly elected and has all requisite power, right and authority to bind it to this and all of the other Pentrose Agreements. This Agreement has been duly executed and delivered by Grantee, and constitutes the legal, valid and binding obligations of Grantee, enforceable against it in accordance with its term. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Grantee corporation.

(j) Truth of Representations and Warranties. No representation or warranty by Grantee or by Taylor made herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading, and the representations, warranties, acknowledgements, covenants and agreements set forth herein shall survive the execution hereof, performance of the Services and conveyance of the Transfer Interest.

ARTICLE III
PERFORMANCE OF GRANTEE DUTIES; GRANTEE AUTHORITY AND RESPONSIBILITIES; REMEDIES FOR NON-PERFORMANCE OF CERTAIN PROVISIONS BY GRANTEE

Section 3.1 Performance: Standards and Timing; Default. For a period of twenty four (24) months from the date hereof, Taylor agrees to perform the Services in a complete, timely and efficient manner, reasonably commensurate with the kind and level of performance Taylor and parties similarly providing services of the nature to be provided. For so long as Grantee shall own interest in Pentrose Grantee and Taylor, each, as applicable, shall duly and timely maintain its accounts with Grantor affiliated entities as described in Section 1.1(d) above.

Section 3.2 Responsibilities of Taylor. Taylor shall duly convey the intellectual property as indicated by the Contribution Agreement. In performing any Services pursuant to the Milestone Schedule for Pentrose, Taylor shall provide same at his own cost and expense unless otherwise agreed in writing by Pentrose and Taylor.

Section 3.3 Result of Default; Remedies for Certain Non-Performance by Taylor. Taylor and Grantee shall be in default and subject to Grantor's right to repurchase the Transfer Interest if, after notice and 20 day opportunity to cure (if curable): (i) Taylor's or Grantee's representations and warranties under Article II, Section 2.2, are not true and correct, (ii) Taylor fails or refuses to convey, or Taylor attempts to revoke or disavow the conveyance of, the property indicated on the Contribution Agreement, or (iii) Taylor fails to provide the Services or to materially comply with his

obligations and duties described in Section 1.1(c) - (d), and Section 3.1 hereof. If the matters set forth in this Section 3.3 (i), (ii) or (iii) are not timely cured (if curable), then Taylor and Grantee shall be in default and Grantee shall, without further notice, be automatically deemed an expelled member of Pentrose, and Grantee's interests may then be repurchased by Grantor, in Grantor's sole and absolute discretion, at a nominal price of One U.S. Dollar ($1.00) per unit of membership interest in Pentrose. Such price is notwithstanding any provision of the Operating Agreement to the contrary.

Section 3.4 Power of Appointment. Grantee hereby irrevocably appoints the other members of Pentrose as its agent and attorney in fact, which appointment is coupled with an interest, to execute and deliver to Pentrose any and all necessary documents and instruments to facilitate Grantor's right to repurchase the Transfer Interest or otherwise recover the Transfer Interest upon the failure of any condition set forth in 1.1 above, which the Taylor (or Taylor's heirs or legal representativces), or the Grantee (or Grantee's legal representatives or successors) as an expelled member, refuses or fails to execute and deliver, or perform.

ARTICLE III
MISCELLANEOUS

Section 4.1. Expenses. Each party shall bear their own expenses in connection with this Agreement and the transactions contemplated hereunder.

Section 4.2 Notices. Any and all notices under this Agreement shall be given in writing, and shall be effective (a) on the fourth business day after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the first business day after being sent by express mail, or commercial overnight delivery service providing a receipt for delivery, (c) on the date of hand delivery or (d) on the date actually received, if sent by any other method. Notices on behalf of a party may be provided by its attorney which shall be effective as though provided by the party. Notices to Grantor shall be copied to its attorney.

The addresses for notices are as follows:

If to Grantor:

Stanford Holdings, LLC
c/o Brian Rowland. P.A.
P.O. Box 56047
Jacksonville, FL 32241-6047
Attn: Jason C. Freeman

with copy to

Brian Rowland, P.A.
10752 Deerwood Park Blvd., Suite 100
Jacksonville, FL 32256
Attn: Brian M. Rowland, Esq.

If to Grantee:

Incoming, Inc.
110 Wall Street, 11th Floor
New York, NY 10005
Attn: Ephren W. Taylor, II

with copy to

____
____
____

If to Taylor:

Ephren Taylor
110 Wall Street, 11th Floor
New York, NY 10005

with copy to

____
____
____

Section 4.3 Invalidity of Provisions. The unenforceability, for any reason, of any term, condition, covenant, or provision of this Agreement shall neither limit nor impair the operation, enforceability, or validity of any other terms, conditions, provisions, or covenants of the Agreement.

Section 4.4 Jurisdiction; Dispute Resolution; Venue; Costs. This Agreement shall be governed by the laws of the state of Florida without regard to its conflict of laws principles or that of any other jurisdiction.

(a) Mandatory Mediation Before Arbitration of Certain Matters. As a precondition to the submission of matters for arbitration by one party hereto against another, the parties shall make a good faith effort to mediate any claim(s) that may arise hereunder or which relate hereto. Mediation shall be at each party's own expense, in-person, before a certified Circuit Civil Mediator in Duval County, Florida, or such other location as the parties may mutually agree. Upon: (i) the failure or refusal of the non-aggrieved party to mediate within sixty (60) days of notice of mediation from the aggrieved party; or (ii) the failure of the mediation to result in a mutually agreeable resolution (in writing) of the claim(s) set forth in the notice of request to mediate, the aggrieved party may commence and submit to arbitration the claim(s) brought in mediation (or brought in the aggrieved party's notice of request to mediate, in the event the non-aggrieved party fails or refuses to mediate) and may bring any reasonably related claims thereto, without restriction on compulsory counter-claims the non-aggrieved party may be entitled to raise.

The notice of request to mediate shall set forth a summary of the aggrieved party's grievance reasonably sufficient to put the non-aggrieved party on notice of all of the aggrieved party's claims.

(b) Arbitration. Such claims between or among the parties under or relating to this Agreement which failed to be resolved by mediation shall be exclusively and finally resolved by arbitration by a single arbitrator in Duval County, Florida, and shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). Any party initiating arbitration shall do so by providing written notice of the arbitration to the other party(ies). The notice shall bear a current date, shall state the name of the initiating party and shall briefly state the matter to be arbitrated which shall be those claims not successfully mediated pursuant to Section 4.4(a) above. If, within 15 business days after all the parties entitled to notice of an arbitration have received that notice, the parties have not agreed among themselves as to the identity of the arbitrator, Pentrose shall immediately refer these matters for resolution by the AAA. AAA may resolve these matters without liability and in its sole discretion. No party shall appeal to any court an order of an arbitrator under this Section. The prevailing party may enter any such order in any court of competent jurisdiction. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and prevailing party's attorneys' fees. If, in a suit in law or equity, any party seeks judicial review of any issue arising in an arbitration under this Section, an arbitrator may allocate to the losing party in that suit all costs reasonably incurred by the prevailing party.

Section 4.5 Indemnification.

(a) Each party shall indemnify, defend and hold harmless the other parties hereto from any and all third party claims, suits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorneys' fees and costs) which arise out of or result from any breach of the representations or warranties made by the indemnifying party contained in this Agreement.

(b) The indemnified party shall notify the indemnifying party of any third party claim made against it within ten (10) days of knowledge of the same if the indemnified party intends to seek indemnity with respect to such claim under this Section. The indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing, the defense and settlement of any such claim. The indemnified party shall have the right to be represented by counsel of its own choosing, but at its own expense. So long as the indemnifying party is contesting any such claim in good faith, the indemnified party shall not pay or settle such claim. The indemnification obligations in this Section shall survive the expiration or termination of the relationship between the parties.

Section 4.6 Counterparts. The parties hereto agree and provide herein that this instrument may be executed, filed and/or recorded in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute and be the same agreement

Section 4.7 Headings; Amendment; Binding Effect; Non-Waiver; Entire Agreement. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto. This Agreement is binding on and inure to the benefit of the parties and their respective heirs, successors, assigns and legal representatives. The failure by a party to enforce any right or remedy or demand performance of any obligation hereunder shall not constitute a waiver of such right, remedy or demand of performance, and no waiver of any term hereof shall be construed unless such is waiver is made in writing. This Agreement and the Exhibit hereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

IMPORTANT NOTICE

This Agreement has been prepared by the law firm of Brian Rowland, P.A., as counsel to Pentrose after full disclosure to Grantee of its representation of Pentrose and with the consent and direction of Pentrose. Taylor and Grantee, each, by their execution hereof, warrants and represents that each has reviewed the contents of this Agreement and fully understands its terms; acknowledges that each is fully aware of the right to seek independent legal advice and the risks in not seeking such independent legal advice; and that each fully understands the potentially adverse interests of the parties with respect to this Agreement. Taylor and Grantee, each, further acknowledges, represents and warrants that neither Grantor, Pentrose, nor its counsel, has made representations or given any advice with respect to the tax or other consequences of this Agreement or any transactions contemplated by this Agreement to either of them, that each has been advised of the importance of seeking counsel with respect to such consequences. By executing this Agreement, Taylor and Grantee, each, represents that they have, after being advised of the potential conflicts between them and Pentrose and/or Grantor with respect to the future consequences of this Agreement, either consulted with independent legal counsel or elected, notwithstanding the advisability of seeking such independent counsel, not to consult with such independent legal counsel. Each party agrees that in any construction or interpretation of this Agreement the same shall not be construed against any party on the basis that the party was the drafter or any other basis. This Agreement was negotiated and executed in Duval County, Florida.

[signatures of the parties and acknowledgement of the members intentionally appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRANTOR:

STANFORD HOLDINGS, LLC,
a Delaware limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

GRANTEE:

INCOMING, INC.,
a Nevada corporation

By: ______________________________
Ephren W. Taylor, II,
as its President and Sole Director

COMPANY:

PENTROSE, LLC,
a Florida limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

____
Ephren W. Taylor, II

EXHIBIT A

MILESTONE SCHEDULE

"Services" is understood to mean Grantee's good faith effort to procure clients for Pentrose and to assist in Grantor's client procurement efforts and in activities promoting Pentrose's goodwill. Specific matters regarding rendering of Services include Grantee's delivery of the following ministries as clients of Pentrose within 24 months of the date first set forth above.

Milestone Description:

Taylor shall generate at least $100,000.00 annually in gross sales from new clients and shall commit at least 20 hours monthly to such efforts.

Terms of Milestone Schedule acknowledged and agreed to by:

GRANTOR:

STANFORD HOLDINGS, LLC,
a Delaware limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

GRANTEE:

INCOMING, INC.,
a Nevada corporation

By: ______________________________
Ephren W. Taylor, II,
as its President and Sole Director

COMPANY:

PENTROSE, LLC,
a Florida limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

____
Ephren W. Taylor, II